Exhibit 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Interactive Search Holdings Inc. and Subsidiaries
(Successor Company to Bulldog Holdings, Inc.)

Independent Auditors’ Report

The Board of Directors
Interactive Search Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Interactive Search Holdings, Inc. and subsidiaries (Successor Company to Bulldog Holdings, Inc.) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002, and for the period from February 16, 2001 (date of inception) to December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Interactive Search Holdings, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, and for the period from February 16, 2001 (date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 1(q) to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

/s/ KPMG LLP

New York, New York
March 1, 2004

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Consolidated Balance Sheets

(In thousands, except share data)

		December 31,
	March 31,
	2004	2003	2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,694	$10,420	$5,381
Accounts receivable, net of allowance for doubtful accounts of $866 (unaudited), $688 and $488, respectively	27,500	26,676	8,255
Prepaid expenses and other current assets	1,695	1,304	2,690

Total current assets	49,889	38,400	16,326
Property and equipment, net	3,404	4,091	6,748
Intangible assets, net	6,053	6,280	2,701
Other assets	1,705	2,307	2,551

Total assets	$61,051	$51,078	$28,326

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,418	$5,647	$1,543
Accrued expenses	22,973	10,658	5,385
Deferred revenue	896	581	111
Note payable	2,107	2,067	—
Current portion of capital lease obligations	1,119	1,435	2,460

Total current liabilities	32,513	20,388	9,499

Capital lease obligations, less current portion	817	965	1,579
Stockholders’ equity:
8% Series A convertible cumulative participating preferred stock, $0.0001 par value. Authorized 850,000,000 shares; issued and outstanding 374,423,510 shares in 2004, 2003 and 2002; liquidation preference of $22,299 (unaudited), $21,863 and $20,194, respectively	37	37	37
Common stock - Class A, $0.0001 par value. Authorized 1,030,000,000 shares; issued and outstanding 119,304,238 , 119,054,224 and 110,012,573, respectively	12	12	11
Common stock - Class B, $0.0001 par value. Authorized 74,000,000 shares; issued and outstanding 73,984,233 shares in 2004, 2003 and 2002	7	7	7
Additional paid-in capital	21,317	16,623	16,619
Contribution receivable	—	—	(672)
Subscription receivable	(14)	(14)	(13)
Deferred stock compensation	(2,645)	(5)	(2)
Retained earnings	9,007	13,065	1,261
Less treasury stock - at cost 1,674,434 shares in 2004, 2003 and 2002	—	—	—

Total stockholders’ equity	27,721	29,725	17,248

Total liabilities and stockholders’ equity	$61,051	$51,078	$28,326

See accompanying notes to consolidated financial statements.

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Consolidated Statements of Operations

(In thousands)

					For the period from
	For the three months ended March 31,		For the year ended December 31,		February 16, 2001 (date of inception)
					to December 31,
	2004	2003	2003	2002	2001
	(Unaudited)
Net revenues	$39,199	$10,867	$85,306	$48,014	$42,928
Cost of revenues	17,058	5,357	39,133	20,216	19,699

Gross profit	22,141	5,510	46,173	27,798	23,229

Operating expenses:
Sales and marketing	9,788	3,796	24,673	19,138	19,688
Product development	1,218	819	3,312	4,141	4,079
General and administrative (excluding other charges)	2,332	876	5,598	4,596	2,551
Other charges	12,536	—	—	—	—

Total operating expenses	25,874	5,491	33,583	27,875	26,318

(Loss) income from operations	(3,733)	19	12,590	(77)	(3,089)
Other income (expense):
Other income, net	—	22	22	2,462	—
Interest income	29	27	61	85	248
Interest expense	(98)	(102)	(449)	(327)	(108)

(Loss) income before provision for income tax expense and cumulative effect of a change in accounting principle	(3,802)	(34)	12,224	2,143	(2,949)
Provision for income tax expense	(256)	—	(420)	—	—

(Loss) income before cumulative effect of a change in accounting principle	(4,058)	(34)	11,804	2,143	(2,949)
Cumulative effect of a change in accounting principle	—	—	—	2,067	—

Net (loss) income	(4,058)	(34)	11,804	4,210	(2,949)
Cumulative convertible preferred stock dividend requirement	(436)	(403)	(1,669)	(1,523)	(848)

Net (loss) income attributable to common shareholders	$(4,494)	$(437)	$10,135	$2,687	$(3,797)

See accompanying notes to consolidated financial statements.

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Consolidated Statements of Stockholders’ Equity

Three months ended March 31, 2004 (Unaudited), Years Ended

December 31, 2003 and 2002, and for the period from
February 16, 2001 (date of inception) to December 31, 2001

(In thousands, except share data)

	8% Series A convertible
	cumulative participating		Common stock
	preferred stock		Class A
	Shares	Amount	Shares	Amount
Issuance of Class A and Class B common stock to founders	—	$—	37,566,600	$4
Issuance of stock options, with a $0 per share exercise price, to purchase 8,466,456 shares of common stock	—	—	—	—
Issuance of Series A convertible cumulative participating preferred stock	258,782,249	26	—	—
Issuance of Series A convertible cumulative participating preferred stock to Viacom	52,626,051	5	—	—
Advertising received from Viacom	—	—	—	—
Issuance of restricted Class A common stock	—	—	31,229,408	3
Issuance of Class A common stock upon exercise of stock options	—	—	4,642	—
Repurchase of Class B common stock	—	—	—	—
Net loss for the period from February 16, 2001 (date of inception) through December 31, 2001	—	—	—	—

Balance at December 31, 2001	311,408,300	31	68,800,650	7
Issuance of restricted Class A and Class B common stock to founders	—	—	37,907,036	4
Issuance of Series A convertible cumulative participating preferred stock	63,025,210	6	—	—
Advertising received from Viacom	—	—	—	—
Issuance of restricted Class A common stock	—	—	8,369,023	1
Cancellation of restricted Class A common stock	—	—	(4,648,722)	(1)
Issuance of Class A common stock upon exercise of stock options	—	—	1,259,020	—
Purchase of treasury shares	—	—	(1,674,434)	—
Receipt of subscription receivable	—	—	—	—
Net income for the year ended December 31, 2002	—	—	—	—

Balance at December 31, 2002	374,433,510	37	110,012,573	11
Advertising received from Viacom	—	—	—	—
Issuance of restricted Class A common stock	—	—	8,657,801	1
Issuance of Class A common stock upon exercise of stock options	—	—	383,850	—
Amortization of deferred stock compensation	—	—	—	—
Issuance of stock options to employees	—	—	—	—
Net income for the year ended December 31, 2003	—	—	—	—

Balance at December 31, 2003	374,433,510	$37	119,054,224	$12

Issuance of Class A common stock upon exercise of stock options	—	—	250,014	—
Repricing of certain stock options	—	—	—	—
Waiver of certain stock repurchase rights	—	—	—	—
Net loss for the three months ended March 31, 2004	—	—	—	—

Balance at March 31, 2004 (Unaudited)	374,433,510	$37	119,304,238	$12

See accompanying notes to consolidated financial statements.

Common stock
Class B		Additional				Retained earnings
		paid-in	Contribution	Subscription	Deferred stock	(accumulated	Treasury
Shares	Amount	capital	receivable	receivable	compensation	deficit)	stock	Total
29,466,319	$3	$—	$—	$(7)	$—	$—	$—	$—
—	—	1	—	—	—	—	—	1
—	—	11,430	—	—	—	—	—	11,456
—	—	2,500	(2,505)	—	—	—	—	—
—	—	—	1,344	—	—	—	—	1,344
—	—	—	—	(1)	(2)	—	—	—
—	—	—	—	—	—	—	—	—
(29,466,319)	(3)	—	—	3	—	—	—	—
—	—	—	—	—	—	(2,949)	—	(2,949)

—	—	13,931	(1,161)	(5)	(2)	(2,949)	—	9,852
73,984,233	7	—	—	(11)	—	—	—	—
—	—	2,688	—	—	—	—	—	2,694
—	—	—	489	—	—	—	—	489
—	—	—	—	(1)	—	—	—	—
—	—	—	—	1	—	—	—	—
—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—
—	—	—	—	3	—	—	—	3
—	—	—	—	—	—	4,210	—	4,210

73,984,233	7	16,619	(672)	(13)	(2)	1,261	—	17,248
—	—	—	672	—	—	—	—	672
—	—	—	—	(1)	—	—	—	—
—	—	—	—	—	—	—	—	—
—	—	—	—	—	1	—	—	1
—	—	4	—	—	(4)	—	—	—
—	—	—	—	—	—	11,804	—	11,804

73,984,233	$7	$16,623	$—	$(14)	$(5)	$13,065	$—	$29,725

—	—	—	—	—	—	—	—	—
—	—	2,694	—	—	(2,640)	—	—	54
—	—	2,000	—	—	—	—	—	2,000
—	—	—	—	—	—	(4,058)	—	(4,058)

73,984,233	$7	$21,317	$—	$(14)	$(2,645)	$9,007	$—	$27,721

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Consolidated Statements of Cash Flows

(In thousands)

					For the period from
	For the three months ended March 31,		For the year ended December 31,		February 16, 2001 (date of inception)
					to December 31,
	2004	2003	2003	2002	2001
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(4,058)	$(34)	$11,804	$4,210	$(2,949)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Cumulative effect of a change in accounting principle	—	—	—	(2,067)	—
Noncash advertising	—	—	672	489	1,344
Noncash compensation	2,054	—	—	—	—
Noncash investment advisory fees	5,169	—	—	—	—
Depreciation and amortization	1,267	1,136	5,198	3,434	303
Write-off of property and equipment	—	—	—	324	—
Provision for doubtful accounts	400	272	669	488	1,017
Amortization of negative goodwill	—	—	—	—	(94)
Reversal of restructuring charge	—	—	—	(324)	—
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(1,224)	(858)	(13,793)	(764)	(214)
Prepaid expenses and other current assets	211	1,168	1,600	(1,447)	(548)
Accounts payable	(189)	(403)	905	372	(3,151)
Accrued expenses	7,146	(717)	3,053	(2,054)	(6,225)
Deferred revenue	315	(14)	445	(788)	(581)
Other assets	—	—	244	1,098	4,820

Net cash provided by (used in) operating activities	11,091	550	10,797	2,971	(6,278)

Cash flows from investing activities:
Purchases of property and equipment	(353)	(147)	(510)	(1,092)	(2,662)
Capitalized internally developed software	—	—	(348)	(783)	(630)
Net cash from business acquired	—	—	—	—	6,044
Purchase of intangible assets	—	—	—	(65)	—
Purchase of Excite URL and brand name	—	—	—	—	(2,666)
Purchase of MaxOnline LLC and acquisition costs, net of reimbursement	—	—	(2,617)	—	—

Net cash (used in) provided by investing activities	(353)	(147)	(3,475)	(1,940)	86

Cash flows from financing activities:
Principal payments under capital leases	(464)	(642)	(2,283)	(1,354)	(2,257)
Net proceeds from the issuance of 8% Series A convertible cumulative participating preferred stock	—	—	—	2,694	11,456
Proceeds received from subscription receivable	—	—	—	3	—

Net cash (used in) provided by financing activities	(464)	(642)	(2,283)	1,343	9,199

Net increase in cash and cash equivalents	10,274	(239)	5,039	2,374	3,007
Cash and cash equivalents, beginning of period	10,420	5,381	5,381	3,007	—

Cash and cash equivalents, end of period	$20,694	$5,142	$10,420	$5,381	$3,007

Supplemental disclosure of cash flow information and noncash investing and financing activities:
Cash paid for interest	$65	$95	$380	$327	$106
Cash paid for income taxes	446	—	—	—	—
Accrued fees to be paid through issuance of stock	5,169
Acquisition of equipment under capital lease	—	—	644	3,398	1,547
Issuance of 8% Series A convertible cumulative participating preferred stock for advertising	—	—	—	—	2,505
Intangible asset acquired through issuance of payable	—	—	—	—	667
Note payable issued in connection with the acquisition of MaxOnline LLC	—	—	2,000	—	—

See accompanying notes to consolidated financial statements.

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

(1)	Summary of Operations and Significant Accounting Policies

(a)	Summary of Operations

Bulldog Holdings, Inc., a Delaware corporation, was incorporated on February 16, 2001 (date of inception). Between February 16, 2001 and March 16, 2001, the Company had no substantial operating activities. iWon MergerCo, Inc. is a wholly owned subsidiary of the Company. On March 16, 2001 (date of acquisition), iWon MergerCo, Inc. acquired substantially all of the assets and liabilities of iWon, Inc., with iWon, Inc. being the surviving entity of the merger, whereby the then-existing stockholders of iWon, Inc. received no consideration for their stock. As a result, the new stockholder group, representing a new voting control group for accounting purposes, acquired all of the assets and liabilities of iWon, Inc., which resulted in a new basis of accounting for the assets and liabilities acquired on March 16, 2001. In accordance with Accounting Principles Board (APB) Opinion No. 16, Business Combinations, the excess of the fair market value of the assets acquired over the liabilities assumed was allocated in a manner that reduced proportionately the values assigned to the Company’s noncurrent assets thereby reducing their fair values to a zero value, and thus the remainder of the excess resulted in negative goodwill of $2,161. The negative goodwill was being amortized over a period of ten years, of which $94 was recorded in the period ended December 31, 2001. The negative goodwill was written off on January 1, 2002 in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, as a cumulative effect of change in accounting principle within the 2002 consolidated statement of operations (see note 1(r)). On December 16, 2001, iWon, Inc. changed its name to The Excite Network, Inc., and again changed its name to Focus Interactive, Inc. on June 10, 2003. On March 1, 2004, the Company changed its name to Interactive Search Holdings, Inc. (ISH or the Company).

One of the Company’s websites, iwon.com, is a registration-based Internet portal integrating a comprehensive content portal and a loyalty program consisting of cash sweepstake prizes. In November 2001, the Company purchased the portal www.excite.com, and licensed Infospace, Inc. (Infospace) the right to provide certain search and directory services.

iWon Points, LLC is a wholly owned subsidiary that facilitates various merchandising activities of the Company.

On October 23, 2002, the Company launched a new portal, www.myway.com. The new portal is similar in content and functionality to www.iwon.com and www.excite.com, but does not present any banner-type advertisements to its users.

In December 2002, the Company launched a new product called My Search. This product is both a search website (www.mysearch.com) and a toolbar that can be downloaded onto a user’s computer, allowing the user to search so long as their Internet browser is open.

On July 31, 2003, the Company completed its acquisition of substantially all of the assets of MaxOnline, a division of MaxWorldwide, Inc. (MaxWorldwide). The results of MaxOnline have been included in the consolidated financial statements since that date. MaxOnline is a wholly owned

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

subsidiary of the Company. The total purchase price of up to $6,000 consisted of $3,000 in cash paid at closing, a $2,000 note payable due July 31, 2004 with the Company having an option to extend the note payment to January 31, 2005, and a contingent payment of up to $1,000 in cash based upon the Company exceeding a certain threshold of gross billings associated with the online assets of the MaxOnline business for calendar year 2003. The Company did not exceed the gross billing threshold for calendar year 2003. MaxWorldwide agreed to reimburse the Company $613 related to advertising serving costs. The Company granted MaxWorldwide a priority security interest in substantially all of the Company’s assets other than certain capital lease assets and software, as defined in the purchase agreement, which will be released when the note is fully paid. MaxWorldwide also has the right to designate one member to the Company’s board of directors until the note is fully paid.

The following represents the fair value of the MaxOnline assets and liabilities acquired as of July 31, 2003 (date of acquisition):

Assets acquired:
Intangible assets (note 3)	$4,617
Accounts receivable	5,297
Prepaid and other current assets	214
Liabilities assumed:
Accounts payable	3,199
Accrued expenses	319
Deferred revenues	25
Working capital amount payable	1,968

Acquisition costs incurred	230
Note payable – purchase price (see note 6)	2,000
Purchase consideration paid	3,000
Reimbursement for advertising serving costs	(613)

Total purchase consideration	$4,617

The merger agreement with MaxWorldwide provided for the Company to pay to MaxWorldwide the amount of cash collections related to accounts receivable as of July 31, 2003 that exceed payments for accounts payable and accrued liabilities that existed as of July 31, 2003, during the 120 day period subsequent to July 31, 2003. The Company has a $1,968 payable recorded on its December 31, 2003 consolidated balance sheet related to this provision. This amount is due to MaxWorldwide on July 31, 2004.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

In addition, the Company agreed to pay to MaxWorldwide 70% of the accounts receivable transferred to the Company under the agreement and collected by the Company during the eight-month period beginning four months after the closing (net of certain expenses and accounts payable associated with such accounts receivable) which resulted in a $98 payable as of December 31, 2003. These payments are due to MaxWorldwide 30 days after the end of each calendar month.

In August 2003, the Company launched a new product called My Web Search, also known as My Way Search. This product is both a search website and a toolbar that can be downloaded onto a user’s computer, allowing the user to search so long as his or her Internet browser is open. The My Web Search toolbar is distributed through products such as Smiley Central (www.smileycentral.com), CursorMania (www.cursormania.com), PopSwatter (www.PopSwatter.com), My Mail Stamp (www.mymailstamp.com), My Mail Signature (www.mymailsignature.com), and My Mail Stationery (www.mymailstationery.com). These products are marketed independently and users are notified prior to downloading the product that the toolbar will be included with the download.

(b)	Principles of Consolidation and Basis of Presentation

The financial statements of the Company are presented on a consolidated basis. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Unaudited Interim Results

The accompanying interim consolidated financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are unaudited. In the opinion on management, the unaudited interim financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all adjustments, necessary to present fairly the financial position as of March 31, 2004 and the results of the Company’s operations and its cash flows for the three months ended March 31, 2004 and 2003. The financial data and other information disclosed in these notes to the consolidated financial statements related to these periods are unaudited. The results for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for any other future interim period or for a full fiscal year.

(d)	Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

(e)	Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.

(f)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from two to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

(g)	Accounting for Impairment of Long-Lived Assets and Intangible Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(h)	Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that the tax change occurs. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

(i)	Financial Instruments and Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents, accounts receivable, accounts payable and note payable. At December 31, 2003 and 2002, the fair value of these instruments approximated their carrying amount because of the short-term maturity of these instruments.

Credit is extended to customers based on the evaluation of their financial condition and collateral is not required. The Company performs ongoing credit assessments of its customers and maintains an allowance for doubtful accounts. For the three months ended March 31, 2004 and for the year ended

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

December 31, 2003, the Company generated $25,622 or 65%, and $38,165 or 45% respectively of its revenues from Google. The Company did not generate any revenue from Google during the three months ended March 31, 2003. Accounts receivable from Google comprised of $17,019 or 60% and $13,864 or 51% of gross accounts receivable at March 31, 2004 and December 31, 2003, respectively. No customers represented more than 10% of the Company’s revenues for the three months ended March 31, 2003, for the year ended December 31, 2002 or for the period ended December 31, 2001 or the Company’s accounts receivable as of December 31, 2002.

(j)	Revenue Recognition

The Company recognizes revenue from its advertising arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility of the resulting receivable is reasonably assured.

The Company sells, administers, and collects advertising revenue generated on its websites, iwon.com and excite.com. The Company offers numerous sizes and types of advertising placement, including banner advertisements, button advertisements, text links, and sponsorship programs. No fee is paid to a third party with respect to advertising sold directly by the Company. During 2001, the Company sold advertising through an unrelated third party, whereby the Company recognized gross revenues, as the Company set the pricing, delivered the advertisements, and retained the risk of loss. Revenue from advertising contracts is recognized in the period in which the advertising impressions are delivered, provided that no significant Company obligations remain and collection of the resulting receivable is probable.

In 2001, a portion of the Company’s revenues was from barter advertisements from the exchange of online advertising on the Company’s website for goods (prize sponsorship) in connection with contests on the website. Barter revenues and expenses were recorded at the fair market value of the goods received because it was more clearly evident than the fair market value of the advertising surrendered. Revenue from barter advertising transactions is recognized as income when advertisements are delivered on the websites. Barter expense is recognized when the Company receives the benefit to use those goods or services, which is typically in the same period when barter revenue is recognized. Barter expense is included as a component of sales and marketing. Barter advertising revenues and expenses were $986 for the period ended December 31, 2001. The Company did not recognize any barter revenue for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003 and 2002.

The Company also derives revenues from the sale of merchandise revenue on its website. The Company handles all orders through its website and remits the orders to its partner. Sales from the website are recognized as revenue when the product is shipped to the customer. The Company records all sales on a gross basis, as it sets the pricing and retains the risk of loss. Freight-out costs are included in cost of revenues. Sales through the website accounted for $37 or 0.1%, $104 or 1%, $274 or 0.3%, $3,532 or 7%, and $8,742 or 20% of total revenues for the three months ended March

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

31, 2004 and 2003 and for the years ended December 31, 2003 and 2002, and for the period ended December 31, 2001, respectively.

The Company also derives revenue from the My Search and My Web Search toolbars and the www.myway.com portal. The revenue is earned through the use of the search feature primarily powered by Google, as an unaffiliated third party. The Company entered into a revenue-sharing arrangement with Google whereby the Company receives a percentage of the revenue generated by sponsored listings served to the My Search, My Web Search and www.myway.com users. The revenue is recorded net of any fees retained by Google.

The Company enters into agreements with co-branded partners whereby the Company receives a percentage of revenues generated by the partners through e-commerce or other transactions. Such revenues are recognized by the Company upon notification from the partner of revenues earned by the Company. Additionally, certain sponsorship agreements provide links to third-party websites and generate either fixed fees for monthly access, or variable fees, which are dependent upon the number or type of transactions consummated at the third-party website by linked customers. Such amounts are recognized as revenue in the month earned. To date, such amounts have not been significant.

Revenue for MaxOnline is generated from ad sales and is earned under commission-based and service fee-based contracts. Revenue is recognized in the period the advertising is delivered provided collection of the resulting receivable is reasonably assured. For commission-based contracts, the Company invoices the full amount of revenue due to Web publishers for the sale of their ad inventory and is entitled to receive a commission. Revenue earned by the Company from commission-based contracts is recorded on a net basis which reflects the amount of commissions earned by the Company. For service fee-based contracts, the Company is obligated to pay a fee to the Web publishers for ads placed on their Web sites. These fees are included in cost of revenue. Additionally, under service fee-based contracts, the Company collects and bears the risk of loss for ads sold. Consequently, revenue earned from service fee-based contracts are recorded on a gross basis, net of an allowance for advertiser credits, which are estimated and established in the period in which services are provided. These credits are generally issued in the event that delivered advertisements do not meet contractual specifications. Actual results could differ from these estimates.

Deferred revenue consists of cash collections in advance of revenue associated with certain short-term advertising contracts, and is recognized as revenue at the time the Company’s obligations under the contracts are fulfilled.

(k)	Cost of Revenues

Cost of revenues consists of the expenses associated with the production and usage of the Company’s websites and search toolbars. These costs primarily consist of fees paid to third parties for content included on the Company’s online media properties, Internet connection charges, equipment depreciation, live-event production costs, license fees, merchandise and shipping costs, compensation-related expenses, and distribution costs related to the My Search

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

toolbar. Equipment depreciation and amortization related to certain intangible assets, included in costs of revenues were $956, $872, $3,780, $1,984, and $0 for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003 and 2002 and for the period ended December 31, 2001, respectively. The distribution costs included in costs of revenues were $8,037, $591 and $12,670 for the three months ended March 31, 2004 and 2003 and for the year ended December 31, 2003, respectively. There were no distribution costs related to My Search and My Web Search for the year ended December 31, 2002 and for the period ended December 31, 2001.

Cost of revenues also includes the commissions MaxOnline must pay to web publishers under service-fee contracts.

(l)	Product Development

Product development expenses include personnel and consulting costs associated with the design, development, and testing of the websites and the Company’s systems. The Company generally expenses its product development expenses as incurred. Software development costs are required to be capitalized when a product’s technological feasibility has been established by completion of a working model.

(m)	Other Charges (Unaudited)

Included in other charges for the quarter ended March 31, 2004 are $9,845 (see notes 5 and 8 (d)) for investment advisory fees related to the merger with Ask Jeeves, Inc., $2,054 for stock compensation (see note 8 (b)) and $637 for professional fees related to the merger with Ask Jeeves, Inc.

(n)	Other Income

In 2002, the Company received requests from two of its long-term advertisers to terminate existing advertising contracts. The Company agreed and settled both contracts for a combined gain of $2,585.

(o)	Other Assets

Other assets consist of $1,125, $1,127 and $1,026, as of March 31, 2004, December 31, 2003 and 2002, respectively, in security deposits associated with the Company’s leased office space facilities. Also, included in other assets is $580, $1,180 and $1,525 as of March 31, 2004, December 31, 2003 and 2002, respectively, of cash held in escrow associated with letters of credit securing the Company’s operating lease obligations (see note 10(c)).

(p)	Capitalized Software

Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has capitalized internal compensation costs for those employees used for the development of excite.com, myway.com, and the My Search toolbar. The carrying amounts of these capitalized costs were approximately $698, $846 and $1,052 as of March 31, 2004, December 31, 2003 and 2002, respectively, net of accumulated amortization of $1,054, $906 and $352 as of March 31, 2004, December 31, 2003 and 2002, respectively, and are being amortized on a straight-line basis over the software’s estimated useful life of three years. Capitalized software costs are included in property and equipment.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

(q)	Advertising Expenses

The Company expenses the cost of advertising and promoting its service as incurred. Advertising expenses are included in sales and marketing in the Company’s consolidated statements of operations. Advertising expense, including advertising provided by Viacom, for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003 and 2002 and for the period ended December 31, 2001 was $5,472, $307, $9,941, $2,822, and $2,700, respectively. Promotion and advertising services provided by Viacom under the Advertising and Promotion Agreement (see note 7) are recognized as an expense and capital contribution during the period in which the services are provided based on the fair value of such services. For the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003 and 2002, and for the period ended December 31, 2001, advertising and promotion services provided by Viacom amounted to approximately $0, $49, $672, $489, and $1,344, respectively.

(r)	Negative Goodwill and Intangible Assets

Intangible assets, all of which have been acquired in purchase business combinations, are stated at their allocated historical cost, net of accumulated amortization. Intangible assets consist of purchased rights to manage www.excite.com, publisher list of MaxOnline, and proprietary software. These identifiable intangible assets are amortized over periods of two to five years using the straight-line method. Goodwill has been recognized on the excess of the purchase price over the fair value of the identifiable net assets acquired and the allocated identifiable intangibles.

In June 2001, SFAS No. 142, Goodwill and Other Intangible Assets, was issued, which requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions set forth in the statement. It also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values.

Effective January 1, 2002, the Company adopted SFAS No. 142, which required the negative goodwill balance of $2,067 to be written off and recognized as the cumulative effect of a change in accounting principle upon adoption on January 1, 2002.

The fair value of goodwill from the acquisition of MaxOnline was estimated using a discounted cash flow valuation model. The Company performed the annual impairment test as of December 31, 2003 and concluded the fair value of the reporting unit exceeded its respective carrying value.

In November 2001, the Company completed a three-way transaction to acquire the web portal www.excite.com from Excite@Home. The Company purchased the rights to manage www.excite.com, and licensed Infospace the right to provide certain search and directory services. Infospace was the original buyer of the assets from Excite@Home. Infospace retains control of the search and directory components of Excite@Home. The Company purchased certain assets and rights, including the URL www.excite.com from InfoSpace for $3,333, of which $2,666 was paid in cash and the remaining balance of $667 was secured in a restricted cash account and subsequently

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

released. The Company also received an option (which it exercised in December 2002) to purchase certain brand assets related to Excite, including the Excite trademark, for one dollar. The related intangible assets are being amortized on a straight-line basis over five years.

(s)	Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which requires entities to recognize an expense for the fair value of all stock-based awards. In addition, with respect to stock-based awards granted to employees, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and provide pro forma net (loss) income disclosure for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 as if the fair value method had been adopted.

The resulting effects on the pro forma net income (loss) disclosed for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003 and 2002, and for the period ended December 31, 2001 are not likely to be representative of the effects on the net (loss) income on a pro forma basis in future years, because the pro forma results include the impact of a partial year of grants and related vesting, while subsequent years will include additional grants and vesting.

	For the three months ended March 31,		For the year ended December 31,
	2004	2003	2003	2002	For the period from February 16, 2001 to December 31, 2001
	(Unaudited)
Net (loss) income attributable to common stockholders as reported (see note 8(c))	$(4,494)	$(437)	$10,135	$2,687	$(3,797)
Add: stock-based employee compensation expense included in reported net (loss) income	54	—	—	—	—
Deduct: total stock-based compensation expense determined under fair-value method for all awards	(33)	—	—	—	—

Pro forma net (loss) income	$(4,473)	$(437)	$10,135	$2,687	$(3,797)

(t)	Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from nonowner sources including, as applicable, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company’s comprehensive income (loss) and its net income (loss) for the three months ended March 31, 2004 and for the years ended December 31, 2003 and 2002, and for the period ended December 31, 2001.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

(2)	Property and Equipment

Property and equipment are stated at cost and are summarized as follows:

	March 31,	December 31,
	2004	2003	2002
	(Unaudited)
Equipment and software	$11,113	$10,763	$9,287
Furniture and fixtures	134	134	111
Leasehold improvements	332	329	326

	11,579	11,226	9,724
Less accumulated depreciation and amortization	(8,175)	(7,135)	(2,976)

Total	$3,404	$4,091	$6,748

Depreciation and amortization expense was $1,040, $966, $4,160, $2,764 and $276 for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003 and 2002, and for the period ended December 31, 2001, respectively.

Capital leases as of March 31, 2004, December 31, 2003 and 2002, accounted for $4,558, $5,589 and $4,945, respectively, of asset cost and, $4,070, $3,584 and $1,405, respectively, of accumulated depreciation and amortization.

In 2002, the Company wrote off leasehold improvements and furniture and fixtures of $324, net of accumulated depreciation of $63, related to a sales office that the Company closed during 2002, which is included in general and administrative expenses.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

(3)	Intangible Assets

Intangible assets are stated at cost and are summarized as follows:

	March 31,	December 31,
	2004	2003	2002
	(Unaudited)
Rights to www.excite.com (5 year life)	$3,333	$3,333	$3,333
www.myway.com URL (5 year life)	50	50	50
www.mysearch.com URL (5 year life)	15	15	15
MaxOnline
Customer list (3 years life)	2,062	2,062	—
Proprietary software (5 year life)	110	110	—
Proprietary software (2 year life)	160	160	—
Goodwill (indefinite life)	2,431	2,285	—

	8,161	8,015	3,398
Less accumulated amortization	(2,108)	(1,735)	(697)

Total	$6,053	$6,280	$2,701

Intangible assets are being amortized on a straight-line basis. Amortization expense was $373 and $170 for the three months ended March 31, 2004 and 2003 and $1,038 and $670 for the years ended December 31, 2003 and 2002, respectively. Amortization expense related to the intangible assets for future years will be: $1,469 for the year ending December 31, 2004; $1,435 for the year ending December 31, 2005; $1,046 for the year ending December 31, 2006; $32 for the year ending December 31, 2007 and $13 for the year ending December 31, 2008.

(4)	Sweepstakes Prizes

In connection with the iWon.com sweepstakes, which ran from April 1, 2001 to March 31, 2002, the Company awarded the following prizes to the winners of its sweepstakes: $10 per week day, ten $1 prizes on the weekends, $100 per month, and a $1,000 guaranteed annual prize awarded on tax day (April 15th) with the winner getting a chance to win $25,000. Effective November 1, 2001, the monthly prize of $100 was removed from the sweepstakes. In connection with the iWon.com sweepstakes, which ran from April 1, 2002 to March 31, 2003, the Company awarded the following prizes to the winners of its sweepstakes: $10 per week day, ten $1 prizes on the weekends, and a $1,000 guaranteed annual prize awarded on tax day (April 15th) with the winner getting a chance to win $25,000. In connection with the iWon.com sweepstakes, which ran from April 1, 2003 to March 31, 2004, the Company awarded the following prizes to the winners of its sweepstakes: $10 per week day, one $1 prizes on the weekends, and a $1,000 guaranteed annual prize awarded on tax day (April 15th) with the winner getting a chance to win $25,000. To date, there were no winners of the $25,000 prize. Winners of the weekday, weekend, and

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

monthly prizes receive their award in a single payment, while the winner of the annual prize has the option to receive a lump-sum payment or payment over a period of 40 years payable in equal annual installments. Upon awarding the monthly and annual prizes, the Company purchases an annuity contract payable in the name of the winner; however, the Company does not retain ownership in such annuities.

For the 2001/2002, the 2002/2003, and the 2003/2004 prize years, the annuity for the annual prize of $1,000 was purchased at the beginning of the prize cycle. The $25,000 prize is insured and the premium on the insurance was also paid at the beginning of the prize cycle, and amortized ratably to expense over the term of the sweepstake.

For the years ended December 31, 2003 and 2002, and for the period ended December 31, 2001, the Company recorded prize expense of approximately $4,078, $4,445, and $5,000 and interest expense related to the accrued prize liability of approximately $0, $0, and $26, respectively. These amounts are included in sales and marketing and interest expense, respectively, in the accompanying consolidated statements of operations.

(5)	Accrued Expenses

Accrued expenses consist of:

	March 31,	December 31,
	2004	2003	2002
	(Unaudited)
Accrued investment advisory fees	$9,845	$—	$—
Search distribution costs	2,762	2,016	—
Working capital and other payable to MaxOnline (see note 1(a))	2,197	2,066	—
Accrued advertising costs	1,515	439	83
Accrued compensation	1,479	1,337	1,349
Accrued sales tax	1,462	1,462	1,462
Accrued legal and audit fees	1,013	464	377
Accrued cost of searches	491	505	125
Accrued hosting costs	422	480	834
Accrued income taxes	109	420	49
Other	1,678	1,469	1,106

Total	$22,973	$10,658	$5,385

In accordance with Emerging Issues Task Force Issue 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, the Company had recorded a sales tax accrual of $1,617 associated with a sales tax audit being performed by New York State at the time of the acquisition and a restructuring

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

accrual of $981 as the Company terminated a lease agreement with New York City. The Company was required to make a sales tax payment of $155 in 2002 relating to software purchased in 2000, as a result of a sales tax audit of the applicable vendor. The restructuring accrual related to the Company’s closing of its New York City office was paid in 2002.

During March 2004, in connection with the Company’s merger with Ask Jeeves, the Company recorded $9,845 of fees related to the transaction, which was recorded and reported as other charges. A portion of the fee is to be paid in shares of the Company’s Class A common stock (see note 8 (d)).

(6)	Note Payable

In connection with the acquisition of MaxOnline LLC, the Company issued a note payable to MaxWorldwide of $2,000. The note payable is due July 31, 2004 with an option to extend the note payment to January 31, 2005. The note has an interest rate of 8%, which increases to 12% if the due date of the note is extended. As of March 31, 2004 and December 31, 2003, the Company has accrued $107 and $67 of interest payable on the note, respectively.

(7)	Viacom Agreements

In March 2001, the Company entered into a two-year advertising and promotion agreement with Viacom. The terms of the agreement provide for the placement of approximately $1,670 in advertising and promotion of the Company’s website on various Viacom-owned properties in exchange for shares of Series A convertible cumulative participating preferred stock (Series A preferred stock valued at approximately $1,670). In June 2001, the Company issued shares of Series A preferred stock to Viacom in connection with an advertising and promotion agreement pursuant to which Viacom will provide advertising and promotions valued at approximately $835. The $2,505 fair value of the capital contribution from Viacom is recorded as a capital contribution receivable in 2001 and was amortized to expense as the Company uses the advertising and promotion credits. The value of advertising and promotion credits used by the Company is based upon the average unit price received by Viacom, excluding barter, for similar services provided to third parties. The Company used approximately $0, $49, $672, $489, and $1,344 of advertising and promotion credits for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003 and 2002, and for the period ended December 31, 2001, respectively, from this advertising and promotion agreement.

(8)	Stockholders’ Equity

(a)	Stock Splits

Effective March 14, 2001, the Company authorized and implemented a 2.0014903-for-1 stock split of all issued and outstanding Class A and Class B common stock. Effective July 10, 2001, the Company authorized and implemented a 0.652363-for-1 reverse stock split of all issued and outstanding Class A and Class B common stock. Accordingly, all issued and outstanding shares for Class A and Class B common stock and related per share amounts in the accompanying consolidated financial statements have been retroactively restated to reflect the stock splits.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

(b)	Restricted Class A and Class B Common Stock (issued to founders)

On February 16, 2001, the Company issued 12,037,993 and 29,466,319 shares of Class A and Class B common stock, respectively, to its founders in exchange for agreements to pay $4.

The Company had a call option on the Class B common stock whereby upon the occurrence of certain events, the Company had the right to repurchase some or all of the shares of the Class B common stock held by each founder for aggregate consideration of one dollar. In September 2001, the Company exercised its right under the liquidity call option to repurchase all of the 29,466,319 shares of Class B common stock and thus eliminated the subscription receivable related to those shares. As of December 31, 2001, there was no Class B common stock outstanding.

In September 2001, the Company issued 6,414,913 shares of restricted Class A common stock to its founders in exchange for agreements to pay $1.

In November 2001, the Company issued 19,113,694 shares of restricted Class A common stock to its founders in exchange for agreements to pay $2.

In January 2002 and August 2002, the Company issued 9,460,290 and 28,446,746 shares of Class A common stock, respectively, to its founders in exchange for agreements to pay $4.

In August 2002 and September 2002, the Company issued 70,000,000 and 3,984,233 shares of Class B common stock, respectively, to its founders in exchange for agreements to pay $7.

The Company has a call option on the Class B and Class A common stock issued in August and September 2002, whereby upon the occurrence of certain events, the Company has the right to repurchase some or all of the shares of the Class B and Class A common stock held by each founder for aggregate consideration of one dollar. In March 2004, the Company waived these repurchase rights of 2,295,572 shares triggered by the occurrence of a liquidity event as a result of the announced acquisition of the Company by Ask Jeeves, Inc. As a result of this waiver, the Company recorded a noncash compensation charge of $2,000, which is reported in other charges, during the quarter ended March 31, 2004.

(c)	Restricted Class A Common Stock

In July 2001, the Company granted 16,658,404 shares of restricted Class A common stock to employees, which vest over a period of three to four years. Such grants resulted in a deferred stock compensation expense of approximately $2.

In November 2001, the Company issued 14,571,004 shares of restricted Class A common stock to employees, which vest over a period of four years in exchange for approximately $1.

Throughout 2002, the Company issued 8,369,023 shares of restricted Class A common stock to employees, which vest over a period of four years in exchange for agreements to pay approximately $1.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

Throughout 2002, the Company repurchased 1,674,434 shares, which has been accounted for as treasury stock, and cancelled 4,648,722 shares of restricted Class A common stock, which were not vested. As such, the corresponding agreements to pay for the stock were cancelled.

Throughout 2003, the Company issued 8,657,801 shares of restricted Class A common stock to employees, which vest over a period of four years in exchange for agreements to pay approximately $1.

(d)	Class A Common Stock

On March 2, 2004, the Company’s Board of Directors approved the issuance of 4,042,022 shares of Class A common stock to an investment banking firm in exchange for services rendered in conjunction with the Company’s merger with Ask Jeeves. The shares were issued immediately prior to the closing of the merger with Ask Jeeves. At March 31, 2004, the fair value of the shares to be issued was $5,169.

(e)	Series A Convertible Cumulative Participating Preferred Stock

In March 2001 and June 2001, the Company issued 168,067,228 and 90,715,021 shares of Series A preferred stock at $0.0476 per share to certain investors in exchange for net proceeds of $7,425 and $4,031, respectively. In addition, the Company issued 35,084,034 and 17,542,017 shares of Series A preferred stock to Viacom in connection with an advertising and promotion agreement with the Company pursuant to which Viacom will provide advertising and promotions valued at approximately $1,670 and $835, respectively.

In January 2002, the Company issued 63,025,210 shares of Series A preferred stock at $0.0476 per share to certain investors in exchange for net proceeds of $2,694.

The Series A preferred stock is convertible at the option of the holder at any time after issuance, with no additional consideration, into the sum of (a) the number of fully paid shares of Class A common stock as is determined by dividing Series A preferred stock purchase price by Series A conversion price, plus (b) the number of shares of Class A common stock determined by dividing the then-current amount of all accrued and unpaid dividends on shares of Series A preferred stock by, as applicable: (a) the price per share of Class A common stock net of underwriting commissions in the case of a public offering, (b) the value of the Class A common stock in the transaction in question in the case of a conversion in connection with a sale of the Company, or (c) the fair market value of a share of Class A common stock as determined in good faith by the board of directors of the Company in the case of a conversion under circumstances other than those described in the immediately preceding clauses (a) and (b).

Unless the holders of a majority of the shares of the Series A preferred stock then outstanding determine otherwise, if the Company shall issue additional shares of common stock subject to certain exemptions without consideration or for a consideration per share less than the Series A conversion price in effect on the date of and immediately prior to such issue, then and in such event, the

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

conversion price shall be reduced, concurrently with such issue to the lowest price per share for which common stock was issued.

Dividends on the Series A preferred stock are cumulative from the date of issuance and payable quarterly, in arrears, when and as declared by the board of directors. The holders of the shares of Series A preferred stock are entitled to receive, in preference to common stockholders, cumulative cash dividends at an annual rate of 8%. Dividends on the Series A preferred stock shall accrue daily and compound quarterly on each dividend payment date whether or not there are earnings or profits. Total cumulative unpaid dividends at March 31, 2004, December 31, 2003 and 2002 were $4,476, $4,040 and $2,371, respectively.

In the event that the board of directors of the Company shall declare a dividend payable upon the then-outstanding shares of common stock (other than a stock dividend on the common stock payable solely in the form of additional shares of common stock), the holders of the Series A preferred stock shall be entitled in addition to any cumulative dividends to which they may be entitled to receive the amount of dividends per share of Series A preferred stock that would be payable on the number of whole shares of Class A common stock into which each share of Series A preferred stock held by each holder could be converted, such number determined as of the record date for the determination of holders of common stock entitled to receive such dividend.

(f)	Common Stock Options

In June 2001, the Company issued 30,000 fully vested options to consultants to the Company as consideration for services performed. The options have an exercise price of $0.0001 per share, a fair value of $0.0001 per share, and a ten-year term. Compensation cost associated with these options was insignificant.

For the quarter ended March 31, 2004 and throughout 2003, 2002, and 2001, the Company issued 250,014, 383,850, 1,259,020, and 4,642 shares of Class A common stock upon the exercise of employee stock options, respectively.

The Company recorded $4 of deferred stock compensation expense as of December 31, 2003, related to 19,000 stock options granted below fair value.

On March 2, 2004, the Company’s Board of Directors approved the repricing of certain unexercised stock options to purchase 3.7 million shares of Class A common stock, which previously had an exercise price of $1.00 per share, to $0.50 per share, which was below the fair market value of the Class A common stock on the effective date of repricing. The repricing became effective immediately prior to the closing of the merger with Ask Jeeves. The Company recorded a non-cash charge of $54 related to the vested portion of these options and recorded an increase to additional paid in capital and deferred compensation of $2,694 during the quarter ended March 31, 2004.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

(g)	Voting Rights

Holders of Class A common stock are entitled to one vote for each share held. Holders of Class B common stock are not entitled to vote.

Holders of Series A preferred stock shall have that number of votes per share as is equal to the number of shares of Class A common stock as is determined by dividing the Series A purchase price by the Series A conversion price in effect on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent.

(g)	Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the Company (after payment or provision for payment of all debts and liabilities of the Company), holders of Series A preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of the Class A common stock by reason of their ownership thereof, an amount equal to the greater of (i) $0.0476 per share, which amount shall be subject to equitable adjustment in the event of any stock dividend, stock split, reorganization, recapitalization, reclassification, or other similar event affecting the Series A preferred stock plus all accrued but unpaid dividends, whether or not declared and (ii) the amount that would be received if the Series A preferred stock had been converted into Class A common stock immediately prior to the liquidation, distribution, or winding up. If upon such liquidation, distribution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed are insufficient to permit payment in full to the holders of Series A preferred stock, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of the Series A preferred stock.

(9)	Equity Incentive Plan – Restricted Stock and Stock Options

In March 2001, the Company’s board of directors and stockholders adopted the Company’s 2001 Equity Incentive Plan (the Plan). Under the Plan, the board of directors may issue restricted stock and stock options to purchase 109,732,493 shares of Class A common stock.

On March 16, 2001, in connection with the Company’s acquisition of iWon, Inc., the Company granted 8,466,456 options to employees of the Company with an exercise price of $0 per share, a fair value of $0.0001 per share, and a ten-year term. As a result of the exercise price being $0 per share, these options grants were accounted for similar to restricted stock grants. The effect of these stock option grants was not significant.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

A summary of the Company’s restricted stock and stock option activity and weighted average exercise price is as follows:

	Restricted
	Stock	Stock Options			Weighted average
	$0.0000	$0.0001	$1.00	Total	exercise price
Stock options outstanding, beginning of period	—	—	—	—	$—
Options granted	8,466,456	191,000	—	8,657,456	0.0000
Options exercised	(4,642)	—	—	(4,642)	0.0000
Options cancelled	(1,147,674)			(1,147,674)	0.0000
Options repurchased	(61,835)	—	—	(61,835)	0.0000

Outstanding at December 31, 2001	7,252,305	191,000	—	7,443,305	0.0000
Options granted	—	939,904	—	939,904	0.0001
Options exercised	(1,259,020)	—	—	(1,259,020)	0.0000
Options cancelled	(1,607,968)	(178,000)	—	(1,785,968)	0.0000
Options repurchased	(481,472)	—	—	(481,472)	0.0000

Outstanding at December 31, 2002	3,903,845	952,904	—	4,856,749	0.0000
Options granted	—	2,604,285	3,706,221	6,310,506	0.5874
Options exercised	(360,693)	(23,157)	—	(383,850)	0.0000
Options cancelled	(110,407)	(353,938)	—	(464,345)	0.0001
Stock repurchased	(17,408)	(3,905)	—	(21,313)	0.0000

Outstanding at December 31, 2003	3,415,337	3,176,189	3,706,221	10,297,747	$0.3599

Vested at December 31, 2003	3,014,196	226,232	—	3,240,428	$0.0000

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

The following table summarizes information about restricted stock and stock options outstanding and exercisable at December 31, 2003:

Options outstanding			Options exercisable
		Weighted
		average	Weighted		Weighted
		remaining	average		average
Exercise	Number	contractual	exercise	Number	exercise
prices	outstanding	life	prices	outstanding	price
$0.0000	3,415,337	6.20	$0.0000	3,014,196	$0.0000
$0.0001	3,176,189	9.08	$0.0001	226,232	$0.0001
$ 1.00	3,706,221	9.94	$ N/A	—	$ N/A

The per share weighted average fair value of stock options granted during the year ended December 31, 2003 was approximately $0.3599 per share. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003, 2002, and 2001: dividend yield of 0%, risk-free interest rate of 5.0%, and expected life of five years. As permitted under the provisions of SFAS No. 123 and based on the historical lack of a public market for the Company’s stock, a volatility factor of 0% has been reflected in the option pricing calculation.

The Company granted 23,500 stock options during the quarter ended March 31, 2004.

(10)	Commitments and Contingencies

(a)	Leases

The Company leases office space under noncancelable operating leases, the latest of which expires on July 31, 2010. These leases generally require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases for the years ended December 31, 2003 and 2002, and for the period ended December 31, 2001 was $1,222, $1,447, and $1,515, respectively.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

     The assets under the respective leases collateralize the Company’s lease obligations at December 31, 2003. Future minimum lease payments under a capital lease and noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2003 are as follows:

	Capital	Operating
	leases	leases
Year ending December 31:
2004	$1,591	1,146
2005	574	677
2006	479	556
2007	—	523
2008	—	498
Beyond	—	1,281

Total minimum lease payments	2,644	$4,681

Less amount representing interest at a weighted average interest rate of 9.2%	244

Present value of net minimum capital lease payments	2,400
Less current portion of obligations under capital leases	1,435

Obligations under capital leases, excluding current portion	$965

On April 27, 2004, the lease for the Company’s headquarters in Irvington, NY was extended for two years and expires on August 31, 2006. The total amount of minimum lease payments under the extended lease are $225, $552, and $331 for the years ended December 31, 2004, 2005 and 2006, respectively.

(b)	Legal Proceedings

The Company is subject to legal actions arising in the normal course of its business. The Company does not believe that any pending legal action will have a material adverse effect on its business or operating results.

(c)	Letters of Credit

At March 31, 2004 and December 31, 2003, 2002, and 2001, the Company had $580, $1,180, $1,525, and $1,033, respectively, of outstanding letters of credit that serve as collateral for certain operating leases.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

(11)	Income Taxes

The components of tax expense for the three months ended March 31, 2004 and for the year ended December 31, 2003 are as follows:

	March 31, 2004	December 31, 2003

	Unaudited
Current:
Federal	$166	$181
State and local	90	239
Deferred:
Federal	—	—
State and local	—	—

	$256	$420

The Company recorded a provision for Federal and State income taxes in the three months ended March 31, 2004. The effective tax rate varies from standard tax rates primarily due to the utilization of available net operating loss carry forwards for Federal and certain state income tax purposes.

There is no provision for Federal, state, or local income taxes for the year ended December 31, 2002, and for the period ended December 31, 2001. At December 31, 2003, 2002, and 2001, the Company had approximately $162,900, $172,000, and $166,400, respectively, of net operating loss carryforwards available to offset future taxable income. Such carryforwards expire in various years through 2022. The Company has recorded a full valuation allowance against its deferred tax assets since management believes that, after considering all of the available objective evidence, it is more likely than not that these assets will not be realized. The tax effect of temporary differences that give rise to significant portions of Federal deferred tax assets principally consists of the Company’s net operating loss carryforwards.

Due to ownership changes, as defined in Section 382 of the Internal Revenue Code, which occurred in taxable years 1999 and 2000, the Company’s utilizable tax operating loss carryforwards to offset future income have been restricted. These restrictions will limit the Company’s future uses of its loss carryforwards. The amount of the Company’s net operating loss available at the end of 2003 to offset taxable income in 2004 is approximately $57,000.

(Continued)

INTERACTIVE SEARCH HOLDINGS, INC. AND SUBSIDIARIES
(Successor Company to Bulldog Holdings, Inc.)

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(All information relating to March 31, 2004 and the periods ended March 31, 2004 and 2003 is Unaudited)

The effects of temporary differences and tax loss carryforwards that give rise to significant portions of Federal deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below:

	2003	2002
Deferred tax assets:
Allowance for doubtful accounts	$104	$203
Accrued expenses	166	333
Deferred revenue	245	80

Total current tax assets	515	616
Intangible assets	418	128
Fixed assets	3,505	4,989
Net operating loss carryforwards	68,667	71,703
Alternative minimum tax credit	181	—
Other	264	231

Total deferred tax assets	73,550	77,667

Deferred tax liabilities:
Other	—	(14)

Total deferred tax liabilities	—	(14)

Net deferred tax assets	73,550	77,653
Valuation allowance	(73,550)	(77,653)

	$—	$—

(12)	Subsequent Events - Unaudited

On March 4, 2004, Ask Jeeves, Inc. signed a definitive agreement to acquire the Company. The Merger Agreement states that Ask Jeeves, Inc. will issue 9.3 million shares of common stock and options, pay $150 million in cash and reimburse $5 million of transaction-related expenses. The transaction closed on May 6, 2004.